Exhibit 10.1

AMENDMENT NO. 1 TO SALES AGREEMENT

February 28, 2024

Truist Securities, Inc.
3333 Peachtree Road, 11th Floor
Atlanta, Georgia 30326

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Beyond Air, Inc., a Delaware corporation (the “Company”), together with Truist Securities, Inc. (“Truist”) and Oppenheimer & Co. Inc. (“Oppenheimer”), are parties to that certain Sales Agreement dated February 4, 2022 (the “Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

The Company desires to amend the Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) to terminate the participation of Oppenheimer as an agent (the “Prior Agent”) in the offering of Placement Shares under the Agreement as follows:

1. The definition of “Agents” in the Agreement is hereby amended to delete Oppenheimer, and all references to “Agents” and “Designated Agent” in the Agreement are intended to reference solely Truist as the single remaining Agent unless and until the Agreement is further amended to add any additional sales agents.

2. Section 12 of the Agreement is hereby amended to delete the name and address of the Prior Agent.

3. Each of Schedule 1 and Schedule 2 to the Agreement are hereby amended to delete all references to the Prior Agent.

4. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

5. As of the date of this Amendment, the parties agree that the Prior Agent shall no longer be considered to be an Agent or Designated Agent under the Agreement, and all of its rights and obligations under the Agreement are hereby terminated, provided, that the provisions of the Agreement that survive termination shall remain in full force and effect for the Prior Agent notwithstanding such termination; and provided, further, that the consent of the Prior Agent shall not be required for any amendment or modification to or waiver of any provision of the Agreement except for any amendment or modification to or waiver of any of the provisions of the Agreement that remain in full force and effect with regard to the Prior Agent and that would adversely affect the rights of the Prior Agent.

6. This Amendment together with the Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company, Truist and Oppenheimer. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Agreement shall continue to refer to the date of the Agreement.

7. The Company, Truist and Oppenheimer hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this Amendment.

8. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

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If the foregoing correctly sets forth the understanding between the parties, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Agreement.

Very truly yours,

BEYOND AIR, INC.

By:	/s/ Steve Lisi
Name:	Steve Lisi
Title:	CEO

Confirmed as of the date first above mentioned:

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name:	Keith Carpenter
Title:	Managing Director

OPPENHEIMER & CO. INC.

By:	/s/ Michael Margolis
Name:	Michael Margolis R.Ph.
Title:	Senior Managing Director, Co-Head Healthcare IB